                                                                     EXHIBIT 2.4


===============================================================================



                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                            METAMOR WORLDWIDE, INC.,



                      CORESTAFF ACQUISITION SUB #13, INC.



                                NDC GROUP, INC.,



                                      AND



                      THE STOCKHOLDERS OF NDC GROUP, INC.



                                 April 16, 1998



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

                               TABLE OF CONTENTS


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                                                                           Page
                                                                           ----
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                                   ARTICLE I

                                  DEFINITIONS


                                   ARTICLE II

                        CLOSING AND POST CLOSING MATTERS

2.1      The Merger...........................................................7
2.2      Consideration........................................................7
2.3      Effective Time of the Merger........................................10
2.4      Certificate of Incorporation; Name..................................11
2.5      By-Laws.............................................................11
2.6      Directors...........................................................11
2.7      Officers............................................................11
2.8      Other Effects on Capital Stock......................................11
2.9      NDC Options.........................................................11
2.10     Rights..............................................................11
2.11     Documents...........................................................11
2.12     Additional Agreements; Reasonable Efforts...........................12
2.13     Dissenters Rights...................................................12
2.14     Closing.............................................................12
2.15     Registration Rights.................................................12

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                           CONCERNING THE TRANSACTION

3.1      General Stockholder Representations.................................15
3.2      Investment Representations..........................................16
3.3      Reorganization Status...............................................17

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                           CONCERNING THE TRANSACTION

4.1      Organization of Buyer...............................................17
4.2      Authorization of Transaction........................................17
4.3      Noncontravention....................................................17


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

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4.4      Broker's Fees.......................................................18
4.5      Buyer Common Stock..................................................18
4.6      SEC Documents.......................................................18
4.7      Reorganization Status...............................................18

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

5.1      Organization, Qualification, and Corporate Power....................20
5.2      Capitalization......................................................20
5.3      Noncontravention....................................................20
5.4      Subsidiaries........................................................21
5.5      Financial Statements................................................21
5.6      Events Subsequent to Most Recent Fiscal Year End....................21
5.7      Undisclosed Liabilities.............................................23
5.8      Tax Matters.........................................................23
5.9      Tangible Assets.....................................................25
5.10     Real Property.......................................................25
5.11     Real Property Leases................................................25
5.12     Intellectual Property...............................................26
5.13     Contracts...........................................................30
5.14     Notes and Accounts Receivable.......................................31
5.15     Powers of Attorney..................................................31
5.16     Insurance...........................................................32
5.17     Litigation..........................................................32
5.18     Employees...........................................................32
5.19     Employee Benefits...................................................33
5.20     Guaranties..........................................................34
5.21     Environment, Health, and Safety.....................................34
5.22     Legal Compliance....................................................36
5.23     Certain Business Relationships with the Company.....................37
5.24     Brokers' Fees.......................................................37
5.25     Books and Records...................................................37
5.26     Payments to Officials...............................................37
5.27     Disclosure..........................................................37

                                   ARTICLE VI


                                  ARTICLE VII

                                   COVENANTS

7.1      General.............................................................38
7.2      Litigation Support..................................................38


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

7.3      Transition..........................................................38
7.4      Confidentiality.....................................................38
7.5      Monitoring Information..............................................39
7.6      Continuation of Indemnification.....................................39
7.7      Additional Tax Matters..............................................39
7.8      Covenant Not to Compete.............................................40
7.9      Conduct of Business During Earn-Out Period..........................40
7.10     Filing of Reports; Rule 144 etc.....................................40
7.11     Nasdaq Listing......................................................40

                                  ARTICLE VIII

                                    RESERVED


                                   ARTICLE IX

                                  INDEMNITIES

9.1      Survival............................................................40
9.2      Indemnification Provisions for Benefit of Buyer.....................41
9.3      Indemnification Provisions for Benefit of the Stockholders..........43
9.4      Indemnification and Contribution with Respect to Registration
         Rights..............................................................43
9.5      Matters Involving Third Parties.....................................45
9.6      Determination of Loss...............................................45
9.7      Exclusive Remedy....................................................46
9.8      Payment; General Right of Offset....................................46
9.9      Tax Disputes........................................................46

                                   ARTICLE X

                                   RESERVED.


                                   ARTICLE XI

                                 MISCELLANEOUS

11.1     Power of Attorney...................................................47
11.2     Press Releases and Announcements....................................47
11.3     No Third-Party Beneficiaries........................................47
11.4     Entire Agreement....................................................47
11.5     Succession and Assignment...........................................47
11.6     Facsimile/Counterparts..............................................48
11.7     Headings............................................................48
11.8     Notices.............................................................48


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

11.9     Governing Law.......................................................49
11.10    Amendments and Waivers..............................................49
11.11    Severability........................................................49
11.12    Expenses............................................................49
11.13    Construction........................................................50
11.14    Incorporation of Exhibits, Annexes, and Schedules...................50
11.15    Specific Performance................................................50
11.16    Submission to Jurisdiction..........................................50


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES


                                    EXHIBITS

Exhibit A         Financial Statements


                                    ANNEXES

Annex I  Determination of EBIT


                                   SCHEDULES

Disclosure Schedule


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - v -

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER dated as of April 16, 1998 (this "AGREEMENT"), among Metamor Worldwide, Inc., a Delaware corporation ("BUYER"), Corestaff Acquisition Sub #13, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("MERGER SUB"), NDC Group, Inc., a Virginia corporation (the "COMPANY,"), and the stockholders of the Company named on the signature page hereto (the "STOCKHOLDERS").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders own all of the capital stock of the Company; and

         WHEREAS, the persons listed in Section 5.2 of the Disclosure Schedule as the optionholders (the "OPTIONHOLDERS") are the sole owners of outstanding NDC Options; and

         WHEREAS, the parties hereto deem it advisable and in the best interests of their respective companies and stockholders to consummate the merger of the Company with and into Merger Sub (the "MERGER"), with the Merger Sub as the surviving corporation in the Merger, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and agreements made by each to the other in connection with the transactions described in this Agreement, including certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

                  "ADJUSTED EBIT" means earnings before interest and taxes (prepared on an accrual basis of accounting and in accordance with GAAP, as consistently applied by the Company prior to the closing of the Merger), plus mutually agreed upon "ADJUSTMENTS" and "ADDBACKS" during the Earn-Out Period (as defined in Section 2.2(b) below), and as determined by Annex I attached hereto.

                  "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions,


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                  "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                  "BUYER" shall have the meaning set forth in the preface above.

                  "BUYER COMMON STOCK" shall mean the common stock, par value of $.01 per share, of Buyer.

                  "BUYER SHARES" means the shares of Buyer Common Stock.

                  "CLOSING" shall have the meaning set forth in Section 2.15 below.

                  "CLOSING DATE" shall have the meaning set forth in Section
2.15 below.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" shall mean the Securities and Exchange
Commission.

                  "COMPANY COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

                  "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

                  "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

                  "CUSTOMER CONTRACT OR AGREEMENT" means any contract or agreement of the Company related to (a) information technology, telecommunications or computer support services, training, education and change management services; (b) maintenance contracts for application software; (c) maintenance support arrangements, (d) reengineering and refurbishment arrangements;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

(e) consulting or professional resource arrangements; (f) any other contract integration or support services arrangement; and (g) agreements related to any other services provided by the Company.

                  "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                  "DGCL" has the meaning set forth in Section 2.3 below.

                  "DISCLOSURE SCHEDULE" has the meaning set forth in Article V below.

                  "DOCUMENTATION" has the meaning set forth in Section 5.12(i) below.

                  "EARN-OUT PAYMENTS" has the meaning set forth in Section 2.2(b) below.

                  "EARN-OUT PERIOD" has the meaning set forth in Section 2.2(b) below.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section
2.3 below.

                  "E&Y EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in Section 2.2(c) below.

                  "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

                  "EPA" shall mean the United States Environmental Protection Agency.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5 below.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  "FIRST EARN-OUT PAYMENT" has the meaning set forth in Section 2.2(b) below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" shall mean any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 9.5 below.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 9.5 below.

                  "INITIAL PAYMENT" has the meaning set forth in Section 2.2(a) below.

                  "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, and documentation, (e) to the extent legally protectable, trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) to the extent legally protectable, other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

                  "KNOWLEDGE" means that which is known or understood or should have been known or understood after reasonable investigation and inquiry, which inquiry shall include an inquiry of the employees of the Company with responsibility for the matters in question.

                  "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "LICENSES" has the meaning set forth in Section 5.12(l) below.

                  "MERGER" has the meaning set forth in Section 2.1 below.

                  "METAMOR SOLUTIONS" has the meaning set forth in Section 7.8(a) below.

                  "MERGER CONSIDERATION" has the meaning set forth in Section 2.2(a) below.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 5.5 below.

                  "MOST RECENT FISCAL YEAR END" has the meaning set forth in
Section 5.5 below.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

                  "NDC OPTIONS" shall mean all outstanding options to purchase Company Common Stock as described in Section 5.2 of the Disclosure Schedule.

                  "NET WORKING CAPITAL" means $1,391,009, which has been determined by the parties to equal, as of February 28, 1998, total current assets of the Company less the sum of the following: (i) total current liabilities of the Company, (ii) long-term debt of the Company and (iii) deferred income taxes of the Company, determined in accordance with GAAP, consistently applied, and based on the accrual method of accounting.

                  "OPTIONHOLDER" has the meaning set forth in the recitals above.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERSON" means an individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, trust or other entity or organization, including a Governmental Authority.

                  "PRINCIPAL STOCKHOLDERS" shall mean Mr. Peter Noce and Ms. Lisa Schuyler.

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                  "REPORTABLE EVENT" has the meaning set forth in ERISA Sec.
4043.

                  "REQUIRED FILING DATE" has the meaning set forth in Section 2.15(a) below.

                  "REQUISITE STOCKHOLDER" means Mr. Peter Noce.

                  "SEC DOCUMENTS" shall have the meaning set forth in Section
4.6 below.

                  "SECOND EARN-OUT PAYMENT" has the meaning set forth in
Section 2.2(b) below.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SEVERAL" has the meaning set forth in Section 11.1 below.

                  "SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2.15(a) below.

                  "STOCKHOLDER" has the meaning set forth in the preface above.

                  "STOCKHOLDERS" has the meaning set forth in the preface above.

                  "SHARES" means the shares of the Company Common Stock.

                  "SOFTWARE PROGRAMS" has the meaning set forth in Section 5.12(a) below.

                  "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "SURVIVING CORPORATION" has the meaning set forth in Section
2.1 below.

                  "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "VGCL" has the meaning set forth in Section 2.3 below.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - 6 -
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                                   ARTICLE II

                        CLOSING AND POST CLOSING MATTERS

         2.1 THE MERGER. In reliance upon the representations, warranties, covenants and agreements of the parties set forth herein and upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall be merged with and into Merger Sub (the "MERGER"), with Merger Sub being the surviving corporation (the "SURVIVING CORPORATION").

         2.2 CONSIDERATION.

                  (a) In consideration for the acquisition, by merger, of all of the outstanding shares of Company Common Stock and the cancellation of all of the NDC Options, Buyer shall pay to the Stockholders and the Optionholders an aggregate of $20,491,009 (subject to adjustment as set forth herein) (the "Initial Payment") and the Earn-Out Payments (as hereinafter defined) (the Initial Payment and the Earn-Out Payments being referred to collectively as the "Merger Consideration"), each payable as follows:

                           (i) Principal Stockholders. As of the Effective
                  Time, by virtue of the Merger and without any action on the part of any holder of the shares of Company Common Stock, each Principal Stockholder (in its capacity as a stockholder and not in its capacity as an Optionholder) in consideration for all of the Company Common Stock owned or held by such Principal Stockholder, upon the surrender of the certificates formerly representing such shares shall (a) receive a proportionate share determined in accordance with Schedule 2.2(a) of the Initial Payment, payable in shares of Buyer Common Stock and cash as provided below and (b) be entitled to receive a proportionate share determined in accordance with Schedule 2.2(a) of the Earn-Out Payments, payable as set forth in Section 2.2(d) below. The shares of Buyer Common Stock issuable as part of the Initial Payment to the Principal Stockholders shall represent seventy percent (70%) of the Initial Payment.

                           (ii) Other Stockholders. As of the Effective Time,
                  by virtue of the Merger and without any action on the part of any holder of the shares of Company Common Stock, each Stockholder (other than the Principal Stockholders) in consideration for all of the Company Common Stock owned or held by such Stockholder, upon the surrender of the certificates formerly representing such shares shall (a) receive a proportionate share determined in accordance with
                  Schedule 2.2(a) of the Initial Payment, payable in cash and
                  (b) be entitled to receive a proportionate share determined in accordance with Schedule 2.2(a) of the Earn-Out Payments, payable in cash.

                           (iii) Optionholders. As of the Effective Time, by
                  virtue of the Merger and without any action on the part of any holder of the shares of Company Common Stock, each Optionholder in consideration for the cancellation of all NDC Options


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
held by such Optionholder, upon the surrender of agreements representing such NDC Options shall (a) receive a proportionate share determined in accordance with Schedule 2.2(a) of the Initial Payment, payable in cash and (b) be entitled to receive a proportionate share determined in accordance with
Schedule 2.2(a) of the Earn-Out Payments, payable in cash. Notwithstanding the foregoing, any Optionholder, either directly or through its attorney-in-fact, may deliver notice to Buyer to pay its proportionate interest in an Earn-Out Payment to a designee of such Optionholder on the Optionholder's behalf.

                  (b) The number of Buyer Shares to be issued to the Principal Stockholders in connection with the Initial Payment shall be determined using a valuation of $45.00 per share (subject to adjustment in the event of a stock split, recapitalization, combination or stock dividend). On the second (2nd) anniversary of the Closing Date, in the event the fair market value (based on the average closing prices of Buyer Common Stock for the twenty (20) trading days first preceding the second anniversary of the Closing Date), as adjusted below (the "Deemed Fair Market Value") of the Buyer Common Stock received by the Principal Stockholders as part of the Initial Payment is less than $14,000,000 (subject to adjustment on a proportionate basis with any adjustment to the Initial Payment and subject to adjustment as set forth below) (the "Guaranteed Amount"), then Buyer agrees to pay to the Principal Stockholders an amount equal to the amount by which the Deemed Fair Market value is less than the Guaranteed Amount either through the issuance of additional shares of Buyer Common Stock valued at its fair market value (as determined in this paragraph) or a cash payment, or a combination of both (the "Special Payment"), at Buyer's sole election, except as provided in
         Section 2.2(g). The Guaranteed Amount shall be reduced dollar-for-dollar to the extent the Principal Stockholders (i) sell any Buyer Shares before the second (2nd) anniversary date following the Closing Date for less than $45 per share or (ii) satisfy indemnification obligations with Buyer Common Stock pursuant to
         Section 9.8. The Deemed Fair Market Value shall be increased dollar-for-dollar to the extent the Principal Stockholders sell any Buyer Shares before the second (2nd) anniversary date following the Closing Date for more than $45 per share.

                  The Principal Stockholders agree that they will not dispose of any Buyer Common Stock received as part of the Initial Payment prior to the earlier of the first (1st) anniversary to the Closing and the date Peter Noce is terminated from employment by the Company for other than "cause" as defined in Mr. Noce's employment agreement with the Surviving Corporation.

                  (c) Subject to the obligation of Buyer to set off against payment of indemnification obligations of the Stockholders as provided in Section 9.8, in addition to the Initial Payment Buyer agrees to pay to the Stockholders and Optionholders, if earned, the following earned payout amounts:

                           (i) an earned payout amount (the "FIRST EARN-OUT
                  PAYMENT") equal to the product of 6.0 multiplied by the excess of (A) the Adjusted EBIT of the Surviving Corporation for the twelve (12) month period ending December 31, 1998 over (B) $800,000; and


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                           (ii) an additional amount (the "SECOND EARN-OUT
                  PAYMENT") equal to the product of 5.0 multiplied by the excess of (A) Adjusted EBIT of the Surviving Corporation for the twelve (12) month period ending December 31, 1999 over
                  (B) $1,200,000, provided that any Adjusted EBIT of the Company for the twelve (12) month period ending December 31, 1998 in excess of $3,400,000 shall be added to Adjusted EBIT of the Surviving Corporation for the twelve (12) month period ending December 31, 1999 for purposes of calculating the Second Earn-Out Payment.

                  The First Earn-Out Payment and the Second Earn-Out Payment are collectively referred to herein as the "EARN-OUT PAYMENTS." In no event shall the First Earn-Out Payment exceed $11,000,000, or the Second Earn-Out Payment exceed $26,000,000 less the actual amount of the First Earn-Out Payment paid to the Stockholders and Optionholders.

                  The two-year period from January 1, 1998 to December 31, 1999 shall be referred to as the "EARN-OUT PERIOD."

                  (d) The First Earn-Out Payment and the Second Earn-Out Payment shall be payable by Buyer (i) to the Principal Stockholders (in their capacity as Stockholders and not in their capacity as Optionholders) in Buyer Common Stock or a combination of cash and Buyer Common Stock (at Buyer's sole election, subject to Section 2.2(g)) and (ii) to the Stockholders other than the Principal Stockholders and the Optionholders (including the Principal Stockholders) in cash, in each case by March 15, 1999 and 2000, respectively, and the Adjusted EBIT amount shall be based on the internally-generated financial statements (which have been prepared by the Principal Stockholders under the direction of Buyer) of the Surviving Corporation for the relevant portion of the Earn-Out Period. Any Buyer Common Stock issued to the Stockholders to satisfy the Earn-Out Payments shall be valued at the average closing prices of Buyer Common Stock for the twenty (20) trading day period preceding the third trading day prior to (x) March 15, 1999 for the First Earn-Out Payment and (y) March 15, 2000 for the Second Earn-Out Payment. In the event there is a dispute between Buyer and the Stockholders regarding the Earn-Out Payments (including the calculation of Adjusted EBIT), the applicable Earn-Out Payment shall be determined by Ernst & Young, LLP in accordance with this Agreement (at the expense of Buyer), which determination (each an "E&Y EARN-OUT PAYMENT DETERMINATION") shall be submitted in writing to Buyer and the Requisite Stockholder no later than February 15, 1999, in the case of the First Earn-Out Payment, and February 15, 2000, in the case of the Second Earn-Out Payment. If, within five (5) days after receipt of an E&Y Earn-Out Payment Determination, Buyer and/or the Requisite Stockholder delivers written notice to the other party that such party disagrees with the E&Y Earn-Out Payment Determination (an "EARN-OUT PAYMENT DISAGREEMENT NOTICE"), then Buyer and the Requisite Stockholder shall attempt in good faith to mutually determine the correct amount of the Earn-Out Payment within five (5) days after either Buyer or the Requisite Stockholder first delivers the Earn-Out Payment Disagreement Notice to the other party. If Buyer and the Requisite Stockholder cannot in good faith mutually determine the amount of the Earn-Out Payments within such period, then the item or items in dispute shall be resolved by another "Big Six" (as combined from


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         time-to-time) accounting firm mutually acceptable to Buyer and the Requisite Stockholder (whose decision shall be conclusive and binding on the Parties with respect to such disputed item(s)). Any adjustment in the Earn-Out Payment determined by such "Big Six" accounting firm shall be made within thirty (30) days following its selection. In the event such resolution would result in an increase in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by Buyer. Conversely, in the event that such "Big Six" accounting firm determines that such resolution would result in a decrease in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by the Stockholders. In the event that such "Big Six" accounting firm determines that no changes shall be made to the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid by the party disputing the E & Y Earn-Out Payment Determination.

                  (e) At the Closing, each Stockholder shall surrender to Buyer the certificates for Company Common Stock owned by such Stockholder in exchange for the Merger Consideration, as may be adjusted pursuant to
         Section 2.2(d) above. As of and after the Effective Time, no holder of any certificate that immediately prior to the Effective Time represented shares of Company Common Stock shall have any rights as a holder of Company Common Stock other than to receive the Merger Consideration issuable to such holder pursuant to the Merger.

                  (f) Buyer shall pay cash in lieu of any resulting fractional shares of Buyer Common Stock, if any.

                  (g) Notwithstanding any other provision of this Article II, the Special Payment and each Earn-Out Payment shall include not less than the number of shares necessary to cause the aggregate value of the shares of Buyer Common Stock issued to the Principal Stockholders pursuant to Section 2.2(a)(i) (and the portion of the Special Payment that relates to shares of Buyer Common Stock) to be greater than fifty percent (50%) of the total consideration paid to the Stockholders pursuant to Sections 2.2(a)(i) and (ii) (and the portion of the Special Payment that relates to shares of Buyer Common Stock issued pursuant to Section 2.2(a)(i)). Solely for purposes of making the computations required to be made pursuant to this Section 2.2(g), the value of the Buyer Common Stock shall be treated as being equal to the lesser of the value of Buyer Common Stock on the Closing Date or the date such shares are actually issued.

         2.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date, the parties shall file Certificates of Merger with each of the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Virginia, in such form as required by, and executed in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware ("DGCL") and the General Corporation Law of the Commonwealth of Virginia ("VGCL") and shall make all other filings or recordings required under the DGCL and the VGCL to cause the Merger to become effective. The Merger shall become effective at such time as the Certificates of Merger, together with any required supporting documentation, are duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Virginia or at such other time as


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
is permissible in accordance with the DGCL and the VGCL and as Buyer and the Company shall agree (the time the Merger becomes effective being the "EFFECTIVE TIME").

         2.4 CERTIFICATE OF INCORPORATION; NAME. The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time. As of the Effective Time, the name of the Surviving Corporation shall be changed to "NDC Group, Inc."

         2.5 BY-LAWS. The By-Laws of Merger Sub shall be the By-Laws of the Surviving Corporation after the Effective Time.

         2.6 DIRECTORS. The directors of Merger Sub shall be the directors of the Surviving Corporation, who shall serve until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         2.7 OFFICERS. The officers of the Surviving Corporation shall initially consist of the officers of Merger Sub (including Peter Noce as Chief Executive Officer,) until their successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         2.8 OTHER EFFECTS ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or capital stock of Merger Sub:

                  (a) all shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (b) all options, warrants and other rights to purchase Shares of Company Common Stock shall be cancelled immediately prior to the Effective Time.

         2.9 NDC OPTIONS. Immediately prior to the Merger, the Company shall, and the Stockholders shall cause the Company to, cause the cancellation of each NDC Option held by an Optionholder in exchange for the right of such Optionholder to participate in the Earn-Out Payments as set forth in Section
2.2 above. The Stockholders approving the Merger acknowledge and concur in the participation of the Optionholders in the Earn-Out Payment pursuant to the contractual rights conferred in the cancellation agreement to be entered into by each Optionholder.

         2.10 RIGHTS. At and after the Effective Time, the Surviving Corporation shall possess all the rights and property and be subject to all of the debts and liabilities of Merger Sub and the Company as provided in the DGCL and the VGCL.

         2.11 DOCUMENTS. On the Closing Date, Buyer, Merger Sub, the Company and the Stockholders shall execute and deliver all appropriate documents and instruments to effectuate the


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
transactions as set forth in this Agreement, including, on the part of the Stockholders, the various certificates, instruments and documents referred to in Section 8.1 below and, on the part of Buyer, the various certificates, instruments and documents referred to in Section 8.2 below.

         2.12 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, including by provision of information and making of all necessary filings with Governmental Entities. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, the parties shall take all such necessary action.

         2.13 DISSENTERS RIGHTS. The Stockholders each hereby waive any dissenters rights of appraisal or similar rights to which they may be entitled under the DGCL, including any notice required in connection therewith.

         2.14 CLOSING. Subject to the terms and conditions of this Agreement, including without limitation thereto the conditions to closing set forth in
Article IX hereof, the transactions described and provided for in this Agreement shall be consummated at a closing (the "CLOSING") that shall take place at the offices of Buyer in Houston, Texas commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as Buyer and the Stockholders may mutually determine (the "CLOSING DATE").

         2.15 REGISTRATION RIGHTS.

                  (a) Buyer shall prepare for filing and cause to be filed with the Commission within thirty (30) days (the "REQUIRED FILING DATE") after the applicable payment date of Buyer Common Stock to the Principal Stockholders pursuant to the Special Payment, if any, and the Earn-Out Payments, a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") registering the resale by the Principal Stockholders of such Buyer Common Stock received as part of the Special Payment and the Earn-Out Payments, as the case may be. In addition, in the event either of the Principal Stockholders is terminated from employment for other than "cause" (as defined in their respective employment agreements) prior to the first (1st) anniversary of the Closing, the Company shall, upon request by such terminated Principal Stockholder, file a Shelf Registration Statement within thirty (30) days registering the resale of Buyer Common Stock such terminated Principal Stockholder received pursuant to the Initial Payment. The Shelf Registration Statement, may, at Buyer's option, cover securities other than the shares of Buyer Common Stock. Buyer shall use reasonable efforts to cause the Commission to declare effective the Shelf Registration Statement. Buyer agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective for a period ending on the


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         earliest to occur of (i) the date on which all shares of Buyer Common Stock covered thereby are freely transferable without restrictions under the Securities Act, (ii) the date on which all Buyer Common Stock covered thereby have been sold or otherwise transferred or disposed of by the Stockholders and (iii) one year after the Principal Stockholders' receipt of the Buyer Common Stock covered thereby. Buyer shall not be obligated to effect more than one registration for Buyer Common Stock paid in connection with the Special Payment, if any, one registration for Buyer Common Stock paid in connection with the First Earn-Out Payment and one registration for Buyer Common Stock paid in connection with the Second Earn-Out Payment. Except as provided above, the Buyer is not obligated hereunder to register any of the shares of Buyer Common Stock issued in connection with the Initial Payment.

                  (b) Notwithstanding anything to the contrary in this Agreement, Buyer may defer the filing (but not the preparation) of the Shelf Registration Statement until a date not later than sixty (60) days after the Required Filing Date if (i) Buyer or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), or (ii) prior to filing the registration statement, Buyer had determined to effect a registered underwritten public offering for Buyer's account and had taken substantial steps to effect such offering.

                  (c) In connection with Buyer's obligations with respect to the Shelf Registration Statement as set forth in Section 2.15(a), Buyer shall: (i) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Buyer Common Stock covered by such Shelf Registration Statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period; (ii) furnish to the Principal Stockholders a copy of the Shelf Registration Statement, each amendment and supplement thereto and such reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus, as the Principal Stockholders may reasonably request in order to facilitate the disposition of the shares of Buyer Common Stock owned by the Principal Stockholders and covered by the Shelf Registration Statement; (iii) notify the Principal Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that Buyer is required to keep the Shelf Registration Statement effective of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and Buyer will prepare and as soon as reasonably practicable file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares of Buyer Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         existing, not misleading; (iv) advise the Principal Stockholders, after receiving notice thereof, of any stop order issued or threatened by the Commission with respect to the Shelf Registration Statement and to use its reasonable efforts to take all actions required to prevent the entry of such stop order, or to remove it if entered; and (v) use reasonable efforts to register or qualify the Buyer Common Stock covered by such Shelf Registration Statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Buyer Common Stock may reasonably request.

                  (d) Each Principal Stockholder agrees that, upon receipt of any notice from Buyer of the happening of any event of the kind described in Section 2.15(c)(iii) above, such Principal Stockholder will forthwith discontinue disposition of shares of Buyer Common Stock pursuant to the Shelf Registration Statement until such Principal Stockholder receives the copies of the supplemented or amended prospectus contemplated by Section 2.15(c)(iii) above, and, if so directed by Buyer, such Principal Stockholder will deliver to Buyer all copies of the prospectus covering such shares of Buyer Common Stock current at the time of receipt of such notice.

                  (e) Each Principal Stockholder hereby covenants that he will not make any sale of shares of Buyer Common Stock that are registered in accordance with this Section 2.15 hereof without complying with the prospectus delivery requirements under the Securities Act.

                  (f) Buyer may require each Principal Stockholder to furnish to Buyer such information regarding such Principal Stockholder and the distribution of such shares of Buyer Common Stock as Buyer may from time to time request in writing. Each Principal Stockholder agrees to notify Buyer as promptly as practicable of any inaccuracy or change in information previously furnished by such Principal Stockholder to Buyer or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Principal Stockholder or the distribution of such shares of Buyer Common Stock or omits to state any material fact regarding such Principal Stockholder or the distribution of such shares of Buyer Common Stock required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Buyer any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Principal Stockholder or the distribution of such shares of Buyer Common Stock an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading.

                  (g) All expenses incident to Buyer's performance of or compliance with the provisions of this Section 2.15 will be borne by Buyer, except that each Principal Stockholder shall pay any and all underwriting fees, discounts or commissions and fees and disbursements of counsel to such Principal Stockholder attributable to the sale of shares of such Principal Stockholder's Buyer Common Stock.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (h) Buyer will not grant any registration rights which adversely affect the registration rights granted under this Agreement.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                          CONCERNING THE TRANSACTION

         3.1 GENERAL STOCKHOLDER REPRESENTATIONS. Each of the Stockholders, severally and not jointly, represents and warrants to Buyer as follows:

                  (a) AUTHORIZATION OF TRANSACTION. The Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Stockholder, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (C) no representation is made as to the enforceability of the obligation of the Stockholders to indemnify Buyer with respect to Liabilities arising under the Shelf Registration Statement. The Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Stockholder is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Stockholder is a party or by which he is bound or to which any of his assets is subject.

                  (c) BROKER'S FEES. The Stockholder has no obligation or Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                  (d) SHARES. The Stockholder holds of record and owns beneficially the number of Shares set forth next to his name in
         Section 3.1(d) of the Disclosure Schedule, free and


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Stockholders hold all of the issued and outstanding shares of the Company and upon the consummation of the transaction contemplated hereby, Buyer will hold all of the issued and outstanding shares of the Company; provided, that the representation contained in this sentence is made only by the Principal Stockholders. Except as set forth next to his name in
         Section 3.1(d) of the Disclosure Schedule, the Stockholder is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). The Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Principal Stockholders hereby further represent and warrant that (i) except as provided in Section 5.2 of the Disclosure Schedule, all other Shares or options, rights, warrants or other interests in the equity of the Company, if any, have been fully repurchased by the Company prior to the Closing Date and (ii) there are no pending or threatened suits, claims or actions by any former holders of Shares or options, rights, warrants or other interests in the equity of the Company with respect to the repurchase of their equity interest in the Company.

         3.2 INVESTMENT REPRESENTATIONS. Each of the Principal Stockholders, severally and not jointly, represents and warrants to Buyer as follows:

                  (a) The Principal Stockholder, either alone or with his purchaser representative as defined in Rule 501(h) under the Securities Act, if any, has substantial experience in evaluating and investing in private placement transactions so that such Principal Stockholder is capable of evaluating the merits and risks of its investment in the Buyer Common Stock. The Principal Stockholder, by reason of such Principal Stockholder's business or financial experience, either alone or with his purchaser representative as defined in Rule 501(h) under the Securities Act, if any, has the capacity to protect his or her own interests in connection with the acquisition of the Buyer Common Stock hereunder. Each of the Principal Stockholders is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Section 3.2(a) of the Disclosure Schedule sets forth each state in which the Principal Stockholder may be considered a resident. The Principal Stockholder has received a copy of the SEC Documents. The Principal Stockholder is familiar with the business and financial condition, properties, operations and prospects of Buyer. The Principal Stockholder has had an opportunity to discuss Buyer's business and financial condition, properties, operations and prospects with Buyer's management. The Principal Stockholder has also had an opportunity to ask questions of officers of Buyer, which questions were answered to such Principal Stockholder's satisfaction. The Principal Stockholder understands that such discussion was intended to describe certain aspects of Buyer's business and financial condition, properties, operations and prospects, but was not a thorough or exhaustive description.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (b) The Principal Stockholder understands that the shares of Buyer Common Stock may be "restricted securities" under the applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that such Principal Stockholder may dispose of the shares of Buyer Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and such Principal Stockholder understands that Buyer has no obligation or intention to register the shares of Buyer Common Stock (except pursuant to the registration rights granted in connection with this Agreement) or to take action so as to permit sales pursuant to the Securities Act (other than comply with Rule 144(c)). As a consequence of all of the foregoing, the Principal Stockholder understands that such Principal Stockholder may have to bear the economic risk of the investment in the Buyer Common Stock for an indefinite period of time.

         3.3 REORGANIZATION STATUS. No Stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Code Sec. 368(a).

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                          CONCERNING THE TRANSACTION

         Buyer represents and warrants to the Stockholders as follows:

         4.1 ORGANIZATION OF BUYER. Each of Buyer and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2 AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) no representation is made as to the enforceability of the obligation of Buyer to indemnify the Stockholders with respect to Liabilities arising under the Shelf Registration Statement. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government,


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

         4.4 BROKER'S FEES. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Stockholder could become liable or obligated.

         4.5 BUYER COMMON STOCK. On the appropriate payment date for the Initial Payment, the Special Payment, if any, and the Earn-Out Payments, the Principal Stockholders shall acquire good title to the shares of Buyer Common Stock issued to the Principal Stockholders pursuant to this Agreement, free and clear of all encumbrances.

         4.6 SEC DOCUMENTS. Buyer has furnished or made available to the Stockholders a true and complete copy of its definitive proxy statement in connection with the annual meeting of its stockholders, its annual report and Form 10-K for the fiscal year ended December 31, 1997, its current reports on Form 8-K, and any other document dated prior to the date of this Agreement, which Buyer filed under the Exchange Act with the Commission ("SEC DOCUMENTS"), which are all of the documents (other than preliminary material) that Buyer was required to file with the Commission since such date. Such SEC Documents (i) were prepared in all material respects in accordance with the Exchange Act and the applicable regulations of the Commission thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.7 REORGANIZATION STATUS. The Buyer has not taken any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing:

                  (a) Following the Merger, Surviving Corporation will not issue additional shares of its stock that would result in Buyer losing control of Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (b) Buyer has no plan or intention to reacquire any of its stock issued in the Merger.

                  (c) Buyer has no plan or intention to liquidate Surviving Corporation; to merge Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of Surviving Corporation; or to cause Surviving Corporation to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (d) Following the Merger, Surviving Corporation will continue the historic business of Company or use a significant portion of Company's historic business assets in a business.

                  (e) Except as otherwise provided in the Agreement, Buyer and Surviving Corporation will pay their own respective expenses and fees incurred in connection with the Merger.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Stockholders, severally and not jointly, represent and warrant to Buyer that the statements contained in this Article V are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Stockholders to Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). An event or matter will be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL ADVERSE EFFECT" or to be "MATERIALLY" affected if such loss is material or the loss may reasonably be expected to occur to the Company or Buyer with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to the Company or Buyer as a result of any such events or matters, would exceed $20,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph, the word "LOSS" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or that are reasonably expected to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds). A Customer Contract or Agreement is "MATERIAL" if during the eight months ended February 28, 1998 such Customer Contract or Agreement produced $25,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Any item intended to be disclosed must be identified with the particular representation or warranty it is intended to limit and shall not be deemed to limit any other representation, warranty or covenant in the Agreement. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail to the satisfaction of Buyer. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V.

         5.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule lists the directors and officers of the Company. The Stockholders have delivered to Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws. The execution and delivery of this Agreement and the effectuation of the transactions contemplated hereby has been duly authorized by all of the directors of the Company and the Requisite Stockholder, and the Company will deliver to Buyer on the date hereof and at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its directors and stockholders evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of the Company or the Stockholders is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.

         5.2 CAPITALIZATION. The entire authorized capital stock of the Company consists of 4,000,000 shares of common stock, without par value (the "SHARES"), of which 1,775,000 Shares are issued and outstanding and no Shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Stockholders as set forth in Section 3.1(d) of the Disclosure Schedule. Section 5.2 of the Disclosure Schedule sets forth all outstanding NDC Options and the amounts owned by each Optionholder. Other than as set forth in
Section 5.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, deferred bonus programs, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

         5.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, which it has not already obtained, in order for the Parties to consummate the transactions contemplated by this Agreement.

         5.4 SUBSIDIARIES. The Company has no Subsidiaries.

         5.5 FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the financial statements (collectively the "FINANCIAL STATEMENTS"), including balance sheets, income statements, and cash flow statements, for the Company prepared in accordance with GAAP (except as disclosed in Section 5.5 of the Disclosure Schedule and except in the case of clause (ii) below for the preparation of footnotes) for each of the (i) fiscal years ended June 30, 1996 and 1997 (the fiscal year ended June 30, 1997 being referred to herein as the "MOST RECENT FISCAL YEAR END") and (ii) the eight (8) month period ended February 28, 1998 (the "MOST RECENT FINANCIAL STATEMENTS"). The Financial Statements for the fiscal years ended June 30, 1996 and 1997 have been audited by Keller Bruner & Co. L.L.C.

         5.6 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in Section 5.6 of the Disclosure Schedule, since the date of the Most Recent Fiscal Year End, the business of the Company has been conducted in the Ordinary Course of Business and there has not been any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing (except as set forth in the Disclosure Schedule), since that date:

                  (a) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, for consideration in excess of $20,000;

                  (b) The Company has not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $20,000;

                  (c) No party (including the Company) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), or notified the Company of its intention to so cancel, terminate, modify or cancel, any agreement with the Company involving more than $20,000;

                  (d) The Company has not imposed any Security Interest upon any of its assets, tangible or intangible;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (e) The Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 singly or $200,000 in the aggregate;

                  (f) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 individually or $200,000 in the aggregate;

                  (g) The Company has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $20,000 singly or $50,000 in the aggregate;

                  (h) The Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities past the time when such are due;

                  (i) The Company has not settled, canceled, compromised, waived, or released any right, claim action or proceeding (or series of related rights, claims, actions or proceedings) involving more than $20,000;

                  (j) The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) There has been no change made or authorized in the charter or bylaws of the Company;

                  (l) The Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                  (m) The Company has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) The Company has not experienced any Material damage, destruction or loss (whether or not covered by insurance) to its property;

                  (o) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

                  (p) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (q) The Company has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

                  (r) The Company has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
         (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                  (s) The Company has not made any other change in employment terms for any of its directors, officers, and full-time staff employees;

                  (t) The Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) The Company shall have made no dividend, consulting or other payment to the Stockholders, except for employment salaries (not to exceed current compensation levels) to Stockholders, except for those payments set forth in Section 5.6(u) of the Disclosure Schedule which were made prior to the contemplation of the transaction contemplated by this Agreement;

                  (v) There has not been any other Material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

                  (w) The Company has not committed to do any of the foregoing.

         5.7 UNDISCLOSED LIABILITIES. Except as set forth in Section 5.7 of the Disclosure Schedule, the Company does not have any Liability (and to the Knowledge of the Stockholders there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand) or (iii) Liabilities that are specifically disclosed as a Liability in the Disclosure Schedule.

         5.8 TAX MATTERS.

                  (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax

                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

         Returns that either of them is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Except as disclosed in Section 5.8(b) of the Disclosure Schedule, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                  (c) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 5.8 of the Disclosure Schedule lists all federal and state income Tax Returns filed with any Governmental Authority with respect to the Company for taxable periods ending prior to the date hereof, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

                  (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661. The Company is not a party to any Tax allocation or sharing agreement. The Company has never been (or has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Company also was a member of the Affiliated Group.

                  (f) Section 5.8 of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of June 30, 1997): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (B) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (g) The unpaid Taxes of the Company as of February 28, 1998 do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto).

                  (h) The Company has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Code Sec. 368(a). Without limiting the generality of the foregoing:

                           (i) Prior to and in connection with the Merger, (A)
                  none of the Company Common Stock will be redeemed, (B) no extraordinary distribution will be made with respect to Company Common Stock, and (C) none of the Company Common Stock will be acquired by any person related (as defined in Treas. Reg. Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Company.

                           (ii) Except as provided in this Agreement, the
                  Company and the Stockholders will each pay their respective expenses, if any, incurred in connection with the Merger.

         5.9 TANGIBLE ASSETS. The Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted. To the Company's knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         5.10 REAL PROPERTY. The Company does not own any real property.

         5.11 REAL PROPERTY LEASES. Section 5.11 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Stockholders have delivered to Buyer correct and complete copies of the leases and subleases listed in Section 5.11 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section
5.11 of the Disclosure Schedule:

                  (a) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (b) The Stockholders shall use their best efforts to ensure that the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms (during the current term of such lease or sublease) following the Closing;

                  (c) The Company is not and, to the Company's knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (d) No party to the lease or sublease has repudiated any provision thereof;

                  (e) There are no disputes, oral agreements, or forbearance programs in effect involving the Company as to the lease or sublease;

                  (f) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (g) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required to be obtained by the Company in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules, and regulations; and

                  (h) The real property listed in Section 5.11 of the Disclosure Schedule represents all of the real property necessary to operate the business in the manner that it is currently being operated.

         5.12 INTELLECTUAL PROPERTY.

                  (a) The Company is the sole and exclusive owner of all right, title and interest in and has good and valid title to, or, as to third party rights identified in Section 5.12 of the Disclosure Schedule, has obtained a license to use all Intellectual Property necessary for the operation of the business of the Company as presently conducted, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company is the sole and exclusive owner of all right, title and interest in and has good and valid title to, or, as to third party programs identified in Section
         5.12 of the Disclosure Schedule, has obtained a license to use and for the right to sublicense, the software programs developed, authored and/or licensed by the Company for resale or for the right to sublicense including without limitation those software programs listed on Section 5.12 of the Disclosure Schedule (the "SOFTWARE PROGRAMS") and the Documentation, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Section 5.12 of the Disclosure Schedule contains a complete list of all Software Programs, registered trademarks and service marks, all reserved trade names, all registered copyrights, all pending applications for registration of any marks or copyrights, and all filed patent applications and issued patents necessary for the conduct of, the business of the Company as heretofore conducted.

                  (b) Section 5.12 of the Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property Matters) with respect to third party Software Programs, Documentation


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         or Intellectual Property) for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                  (c) The Company has enforced the trade secret protection program set forth in Section 5.12 of the Disclosure Schedule, and, except as set forth in Section 5.12 of the Disclosure Schedule, there has been no violation of such program by any person or entity. The source code and Documentation (except end-user manuals) relating to the Software Programs (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property matters) with respect to third party Software Programs) (i) have at all times been maintained in strict confidence,
         (ii) have been disclosed by the Company only to employees having a "need to know" the contents thereof in connection with the performance of their duties to the Company and (iii) have not been disclosed to any third party.

                  (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Documentation or Intellectual Property (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property matters) with respect to third party Software Programs) have executed nondisclosure agreements in the form of
         Exhibit 5.12 and either (1) have been party to a written agreement with the Company that has accorded the Company full, effective, exclusive and original ownership of all the Software Programs, Documentation and Intellectual Property, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective, and exclusive ownership of all the Software Programs, Documentation and Intellectual Property.

                  (e) Section 5.12 of the Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Software Programs. Section
         5.12 of the Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by the Company. All use of each of such Software Programs by the Company has been in full compliance with the respective license agreement or other right of use listed on
         Section 5.12 of the Disclosure Schedule.

                  (f) The Software Programs will perform in accordance with the technical specifications therefor and with the warranties set forth in the Licenses.

                  (g) The Software Programs (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property matters) with respect to third party Software Programs), the use thereof by the Company and the use, license, sale or lease of the Software Programs (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property matters) with respect to third party Software Programs), or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, or contribute to the infringement of, any copyright, trade secret, any other exclusionary right of any third


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         party or, to the knowledge of any of the Stockholders and officers (or employees with responsibility for Intellectual Property matters), any patent in either the United States or any foreign country. No person or entity has asserted a claim that the Company's use, license, sale or lease of any Software Program, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Stockholders are not aware of any basis for any such claim.

                  (h) Except with respect to demonstration or trial copies, no portion of the Software Programs (to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for Intellectual Property matters) with respect to third party Software Programs) contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                  (i) The documentation of the Software Programs developed or authored by the Company includes without limitation the source code (with comments) for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the Software Programs and any and all materials relating to the Software Programs, including without limitation all notes, flow charts, programmer's or user's manuals (collectively, the "DOCUMENTATION").

                  (j) The Stockholders have delivered to Buyer correct and complete copies of all trademarks, service marks, trade names, copyrights, patents, registrations, applications, licenses, agreements, and permissions (as amended to date), and have made available to Buyer correct and complete copies of all other written documentation (if any) evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property necessary for the conduct of, the business of the Company as heretofore conducted:

                           (i) to the Knowledge of any of the Stockholders and
                  the officers of the Company (or employees with responsibility for Intellectual Property matters), the identified owner possesses all right, title, and interest in and to the item;

                           (ii) to the Knowledge of any of the Stockholders and
                  the officers of the Company (or employees with responsibility for Intellectual Property matters), the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                           (iii) to the Knowledge of any of the Stockholders
                  and the officers of the Company (or employees with responsibility for Intellectual Property matters), no


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
                  charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) Except as set forth in Section 5.12 of the
                  Disclosure Schedule, the Company has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (k) The Stockholders have supplied Buyer with correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item except as set forth in Section 5.12(k) of the Disclosure Schedule:

                           (i) the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (iii) no party to the license, sublicense,
                  agreement, or permission is in breach or default, and, to the Knowledge of any of the Stockholders and the officers of the Company (or employees with responsibility for Intellectual Property matters), no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (v) to the Knowledge of any of the Stockholders and
                  the officers of the Company (or employees with responsibility for Intellectual Property matters), the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                           (vi) to the Knowledge of any of the Stockholders and
                  the officers of the Company (or employees with responsibility for Intellectual Property matters), no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (vii) the Company has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  (l) Section 5.12 of the Disclosure Schedule sets forth a complete and accurate list of all licenses and sublicenses of the Software Programs and of all customer trial


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         agreements for the Software Programs granted by the Company to other parties (the "LICENSES"). All Licenses identified in Section 5.12 of the Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement.

                  (m) The Software Programs (i) have been designed to ensure year 2000 compatibility, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         5.13 CONTRACTS. Section 5.13 of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which the Company is a party:

                  (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $20,000 per annum;

                  (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $20,000;

                  (c) any written arrangement concerning a partnership or joint venture;

                  (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $20,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (e) any written arrangement concerning confidentiality or noncompetition;

                  (f) any written arrangement involving any of the Stockholders and their Affiliates;

                  (g) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (h) any written arrangement under which the consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company;

                  (i) any written arrangement involving a governmental entity or quasi-governmental agency;

                  (j) any written Customer Contract or Agreement; or

                  (k) any other written arrangement (or group of related written arrangements) either involving more than $20,000 or not entered into in the Ordinary Course of Business.

         The Company has delivered to Buyer a correct and complete copy of each written arrangement listed in Section 5.13 of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable (except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principals now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles and (B) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on the same or substantially similar terms following the Closing; (C) no party is in Material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. The Company is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 5.13 of the Disclosure Schedule under the terms of this
Section 5.13. No unfilled Material Customer Contract or Agreement obligating the Company to perform services will result in a loss to the Company upon completion of performance. The Company is not a party to any contract, agreement or other arrangement which was entered into on terms which would not be considered market standard if such arrangement was entered into in an arms-length transaction. None of the Company's twenty-five (25) highest grossing revenue customers in the eight months ended February 28, 1998 has Materially curtailed or terminated its relationship with it or has indicated that it will stop, or Materially decrease the rate of, buying services from it.

         5.14 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         5.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

         5.16 INSURANCE. Section 5.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) The name, address, and telephone number of the agent;

                  (b) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) The policy number and the period of coverage;

                  (d) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) A description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing Date; (C) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.
Section 5.16 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

         5.17 LITIGATION. Section 5.17 of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for litigation matters) of the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrator. None of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         5.18 EMPLOYEES. To the Knowledge of the Stockholders, no key employee or full-time group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes,


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         5.19 EMPLOYEE BENEFITS. Section 5.19 of the Disclosure Schedule lists all Employee Benefit Plans that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company.

                  (a) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all Material respects with the applicable requirements of ERISA and the Code.

                  (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980(B) have been met with respect to each Employee Welfare Benefit Plan.

                  (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other contributions for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

                  (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received that includes the requirements of the Tax Reform Act of 1986 a favorable determination letter from the Internal Revenue Service.

                  (e) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on a plan termination basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for employee benefits matters) of the Company, threatened.

                  (f) There have been no non-exempt Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Stockholders and the officers of the Company (and employees with responsibility for employee benefits matters) of the Company, threatened. None of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                  (g) The Stockholders have delivered to Buyer correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

                  (h) Neither the Company nor the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. The Company has not incurred, and none of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. The Company does not maintain, nor has it ever maintained or contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980(B)).

         5.20 GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         5.21 ENVIRONMENT, HEALTH, AND SAFETY.

                  (a) The Company and its predecessors and Affiliates have complied with all laws (including rules and regulations thereunder) of any Governmental Authority concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which would have a Material adverse effect to the Company.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (b) To the Knowledge of the Stockholders, the Company does not have any Liability (and, to the Knowledge of the Stockholders, there is no Basis related to the past or present operations, properties, or facilities of the Company and its predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), any other law (or rule or regulation thereunder) of any Governmental Authority or common law remedy concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                  (c) To the Knowledge of the Stockholders, the Company does not have any Material Liability (and the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that, to the Knowledge of the Stockholders, could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company giving rise to any Material Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                  (d) To the Knowledge of the Stockholders, the Company does not have any Material Liability (and, to the Knowledge of the Stockholders, there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any Governmental Authority concerning employee health and safety.

                  (e) To the Knowledge of the Stockholders, the Company does not have any Material Liability (and the Company has not exposed any employee to any substance or condition that, to the Knowledge of the Stockholders, could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Company giving rise to any Liability) for any illness of or personal injury to any employee.

                  (f) The Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all laws of any Governmental Authority (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants,


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, the violation of which would have a Material adverse effect to the Company.

                  (g) To the Knowledge of the Stockholders and the officers of the Company, all properties and equipment used in the business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances at such levels that could give rise to any Material liability to the Company.

                  (h) To the Knowledge of the Stockholders and the officers of the Company, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company owns or ever has owned or that the Company leases or ever has leased.

         5.22 LEGAL COMPLIANCE.

                  (a) The Company has complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

                  (b) The Company has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

                  (c) The Company has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                  (d) The Company has complied with all applicable laws (including rules and regulations thereunder) relating to the residency status of foreign individuals which are employees of the Company and obtaining the requisite visas, permits and other documentation to permit such individuals to work in the United States.

                  (e) The Company has not:

                           (i) made or agreed to make any contribution,
                  payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any Governmental Authority;


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                           (ii) established or maintained any unrecorded fund
                  or asset for any purpose, or made any false entries on any books or records for any reason; or

                           (iii) made or agreed to make any contribution, or
                  reimbursed any political gift or contribution made by any other person, to any candidate for public office with regards to any Governmental Authority.

                  (f) The Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                  (g) The Company has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

         5.23 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as set forth in Section 5.23 of the Disclosure Schedule, none of the Stockholders and their Affiliates has been involved in any business arrangement or relationship with the Company within the past twelve (12) months (other than employment), and none of the Stockholders and their Affiliates owns any property or right, tangible or intangible, which is used in the business of the Company.

         5.24 BROKERS' FEES. Except as disclosed in Section 5.24 of the Disclosure Schedule, the Company does not have any obligation or Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5.25 BOOKS AND RECORDS. The Company has furnished Buyer with true and complete copies of the books and records relating to the ownership and operation of the Company. The books and records reflect all minutes and written consents adopted by the Boards of Directors of the Company. The books and records have been maintained in accordance with applicable legal requirements, comprise all of the books and records relating to the ownership and operation of the Company, reflect all proceedings and transactions customarily contained in corporate books and records.

         5.26 PAYMENTS TO OFFICIALS. During the three year period prior to the date hereof, neither the Company nor any of the Stockholders on behalf of the Company has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of any government entity or instrumentality or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

         5.27 DISCLOSURE. The representations and warranties contained in this
Article V along with the Disclosure Schedule and any other information, statement or certificate provided by the Company or the Stockholders does not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Article V not misleading.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE VI

         Reserved.

                                  ARTICLE VII

                                   COVENANTS

         The Parties further agree as follows:

         7.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX below). The Stockholders acknowledge and agree that, from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

         7.2 LITIGATION SUPPORT. In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Article IX below).

         7.3 TRANSITION. None of the Stockholders will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing for a period of twenty-four (24) months thereafter as it maintained with the Company prior to the Closing. Each of the Stockholders will refer all customer inquiries relating to the lines of businesses of the Company to the Company from and after the Closing for a period of twenty-four (24) months thereafter.

         7.4 CONFIDENTIALITY. Each of the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
copies) of the Confidential Information which are in his or its possession. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Stockholder will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Stockholder shall use his reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         7.5 MONITORING INFORMATION. Prior to the Closing, the Stockholders shall cause the Company to deliver such information as may reasonably be requested by Buyer.

         7.6 CONTINUATION OF INDEMNIFICATION. The Surviving Corporation shall, for a period of not less than six years from the Closing Date, indemnify, defend and hold harmless each person who is now or has been at any time prior to the Effective Time a director or officer of the Company (each a "Company Indemnified Party") to the same extent that such Company Indemnified Party is currently indemnified by the Company pursuant to the Company's Articles of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time. Notwithstanding the foregoing, nothing in this Section 7.6 shall in any way limit the indemnification obligations of the Stockholders to Buyer under Article IX.

         7.7 ADDITIONAL TAX MATTERS.

                  (a) The parties intend that the Merger will qualify as a reorganization within the meaning of Code Sec. 368. All parties to this Agreement shall file all Tax Returns consistent with such treatment. No party to this Agreement shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Code Sec. 368, or take any action that would be inconsistent with such treatment.

                  (b) Buyer and the Stockholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Buyer and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause the Company to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow the Stockholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of

                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other party's expense.

         7.8 COVENANT NOT TO COMPETE. In connection with the Merger, Peter Noce and Scott Fisher have entered into Non-Competition/No Solicitation Agreements in the form of Exhibit C hereto.

         7.9 CONDUCT OF BUSINESS DURING EARN-OUT PERIOD. During the Earn-Out Period, unless terminated pursuant to his employment agreement, Peter Noce shall be entitled to operate and manage the business of the Company, consistent with prudent business practices. Buyer agrees that it will not, during the Earn-Out Period, unreasonably require that the business of the Company be operated substantially differently than it was operated in the past, unreasonably change the prices charged, the level of compensation of full-time employees and the level of "G&A" expenses, unless the prior practices are unreasonable or imprudent, and in no event shall Buyer do any of the foregoing during the Earn-Out Period without the prior consultation with and notice to Peter Noce.

         7.10 FILING OF REPORTS; RULE 144 ETC. Buyer will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder to enable such Principal Stockholder to sell Buyer Common stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any Principal Stockholder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         7.11 NASDAQ LISTING. The shares of Buyer Common Stock to be issued pursuant to this Agreement at any time following the Closing Date will, at the later of the time of issuance and the termination of the lock-up period set forth in Section 2.2(b), be authorized for listing on the Nasdaq National Market.

                                  ARTICLE VIII

                                    RESERVED

                                   ARTICLE IX

                                  INDEMNITIES

         9.1 SURVIVAL. Except as otherwise specifically provided in this Agreement, all of the representations, warranties and covenants of the Stockholders (other than the representations and warranties of the Stockholders contained in Article III or Section 5.8 above) and of Buyer shall survive the Closing hereunder (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

(1) year thereafter after which they shall terminate and be of no further force or effect. All of the representations and warranties of Stockholders contained in Article III and Section 5.8 of this Agreement and the representations, warranties and covenants of Buyer shall survive the Closing (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for the statute of limitations.

         9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

                  (a) In the event any Stockholder (or in the event any third party alleges facts that, if true, would mean any Stockholder has breached) breaches any of its representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that Buyer makes a written claim for indemnification against such Stockholder pursuant to
         Section 11.8 below within the applicable survival period, then such Stockholder shall indemnify Buyer from and against the entirety of any Adverse Consequences (other than Adverse Consequences for which Buyer is entitled to recover under Section 9.2(f)) Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Stockholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Stockholders contained in Article V above (i) until Buyer has suffered aggregate losses by reason of all such breaches in excess of a $125,000 deductible (at which point the Stockholders will be obligated to indemnify Buyer from and against all such aggregate losses including losses relating back to the first dollar above $125,000) and (ii) in excess of $6,000,000 (after which point Stockholders shall have no obligation to indemnify Buyer from and against further such Adverse Consequences); provided, however, that the limitation set forth in (i) and (ii) above specifically shall not apply to the liability of any Stockholder with respect to Adverse Consequences resulting from or attributable to intentional fraud or any willful misconduct by the Stockholders; provided further, however that the limitation set forth in (i) above specifically shall not apply to the liability of any Stockholder with respect to Adverse Consequences resulting from breaches of the representations and warranties contained in Sections 5.8, 5.14 and
         5.17 hereof.

                  (b) Each of the Stockholders (on a pro rata basis based on each Stockholder's proportionate interest in the Company immediately prior to the Effective Time) agrees to indemnify Buyer from and against the entirety of the amount, up to the aggregate Merger Consideration, of any and all uncollected notes and accounts receivable of the Company due by Lightcom International, Inc. (other than amounts specifically recorded as a reserve for bad debts set forth on the face of the Financial Statements and relating to Lightcom International, Inc., which the Stockholders shall not be under any obligation to indemnify Buyer) and any other Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by any disputes between the Company and Lightcom International, Inc. based on events occurring prior to the Closing, including but not limited to NDC Group,


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

         Inc. v. Lightcom International, Inc., Civil Action No. 97-CA08899, filed in the Superior Court of the District of Colombia, Civil Division.

                  (c) Each of the Stockholders agrees to indemnify Buyer (on a pro rata basis based on each Stockholder's interest in the Company immediately prior to the Effective Time) from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company arising under United States Treasury Reg. Section 1.1502-6 (because the Company once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Company also was a member of the Affiliated Group).

                  (d) Each of the Stockholders agrees to indemnify Buyer (on a pro rata basis based on each Stockholder's interest in the Company immediately prior to the Effective Time) from and against the entirety of any severance, stamp or similar non-income taxes which may become due and owing to any Governmental Authority by reason of the sale of the Company to Buyer.

                  (e) Each of the Stockholders agrees to indemnify Buyer (on a pro rata basis based on each Stockholder's interest in the Company immediately prior to the Effective Time) from and against the entirety of any Adverse Consequences, up to the aggregate Merger Consideration, which may become due and owing by reason of the Company's failure to properly obtain any visas required for employees of the Company to work in the United States.

                  (f) Each of the Stockholders shall be liable for, and hereby indemnifies, Buyer (on a pro rata basis based on each Stockholder's interest in the Company immediately prior to the Effective Time) for all income Taxes imposed on the Company with respect to any taxable year or period ending on or before the Closing Date or beginning before and ending after the Closing Date ("PRE-CLOSING TAXES"); provided, however, that such indemnity shall be made only to the extent Pre-Closing Taxes are in excess of the reserve, if any, for such Tax Liability as reflected in the Financial Statements or in the computation of the Net Working Capital and provided, further, that the Stockholders shall not have any obligation to indemnify Buyer from and against any Pre-Closing Taxes to the extent that the aggregate of any such Taxes and any Adverse Consequences for which the Stockholders have indemnified Buyer pursuant to Section 9.2(a) exceed the maximum liability set forth in clause (ii) of Section 9.2(a). In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of the Company as of the Closing Date. In any case where applicable law does not permit the Company to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of the Company, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by Buyer and the Stockholders) be determined by a closing of the Company' books, except that


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
         exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In no event shall such apportionment of income Taxes be greater than the income Taxes which would have been allocated to the Company if such income Taxes had been based upon a time period in proportion to the number of days during such taxable year or period the Stockholders and Buyer owned the stock in the Company. Notwithstanding the foregoing provisions of this Section 9.2(f), to the extent the Pre-Closing Taxes include any Taxes attributable to income recognized by the Company solely as a result of the transactions contemplated by this Agreement, the Stockholders shall be liable for and shall indemnify the Buyer only to the extent of fifty percent (50%) of such Pre-Closing Taxes, provided, that such Pre-Closing Taxes are not a result of actions taken by the Buyer that are inconsistent with the terms of this Agreement and that would constitute a breach of Section 7.7(a) by the Buyer.

         9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE STOCKHOLDERS. In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that any of the Stockholders makes a written claim for indemnification against Buyer pursuant to Section 11.8 below within the applicable survival period, then Buyer agrees to indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Stockholder may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         9.4 INDEMNIFICATION AND CONTRIBUTION WITH RESPECT TO REGISTRATION
RIGHTS.

                  (a) In the event of a registration of any of the Buyer Common Stock under the Securities Act pursuant to Section 2.15 hereof, Buyer will indemnify and hold harmless each seller of such Buyer Common Stock thereunder, each underwriter of such Buyer Common Stock, if any, thereunder and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Buyer Common Stock was registered under the Securities Act pursuant to Section 2.15, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                  (b) In the event of a registration of any of the Buyer Common Stock under the Securities Act pursuant to Section 2.15, each seller of such Buyer Common Stock thereunder, severally and not jointly, will indemnify and hold harmless Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of Buyer who signs the registration statement, each director of Buyer, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Buyer or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Buyer Common Stock was registered under the Securities Act pursuant to Section 2.15, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Buyer by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of a seller hereunder shall be limited to the net proceeds received by such seller from the sale of Buyer Common Stock covered by such registration statement.

                  (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Buyer Common Stock exercising rights under this Agreements or any controlling person of any such holder, makes a clam for indemnification pursuant to this Section 9.4, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9.4; then, and in each such case, Buyer and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering of its Buyer Common Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and Buyer is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Buyer Common Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

         9.5 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any party hereto (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other party hereto (the "INDEMNIFYING PARTY") under this Article IX, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced as a result of such delay. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, in which case the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

         9.6 DETERMINATION OF LOSS. The amount of indemnification to be paid by any party hereto to another party hereto shall be reduced by (as applicable)
(i) any insurance proceeds received, including both defense and indemnification costs, with respect to any insurance policy maintained by the Company providing coverage with respect to any of the Adverse Consequences; and (ii) any Tax benefits received by Buyer or the Company as a result of any of the Adverse


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

Consequences (utilizing the Applicable Rate as the discount rate). All indemnification payments under this Article IX shall be deemed adjustments to the Purchase Price.

         9.7 EXCLUSIVE REMEDY. Buyer and each Stockholder acknowledge and agree that the foregoing indemnification provisions in this Article IX shall be the exclusive remedy of both Buyer and the Stockholders for any breach of the representations, warranties and covenants (other than the covenant contained in Section 7.8 herein, as to which the non-breaching party may pursue any remedy available at law or in equity against the breaching party) of either party hereto.

         9.8 PAYMENT; GENERAL RIGHT OF OFFSET. The Indemnifying Parties shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder the amount of any Adverse Consequences to which the Indemnified Party may become entitled to by reason of the provisions of this Agreement. The payment required to be made pursuant to this Section 9.8 shall be made, at the election of the Indemnifying Party, in cash or Buyer Common Stock. If Buyer is the Indemnified Party, in lieu of receiving a payment from the Stockholders, Buyer shall first offset against any Earn-Out Payment, including any interest payable thereon, payable to Stockholders and Optionholders the amount of any Adverse Consequences or any other payments to which Buyer has become entitled to by reason of the provisions of this Agreement (as finally determined). Buyer shall be responsible to Stockholder for such sums which should not have been subject to an offset. For purposes of this Section 9.8, shares of Buyer Common Stock used by the Stockholders, as the Indemnifying Party, to satisfy indemnity claims made prior to the date the Special Payment is due shall be valued at $45 per share in order to determine the number of shares payable in respect of any indemnity obligation. None of the parties hereto shall elect to pay any indemnity obligation in cash if such election would result in the Merger not being treated as a tax free reorganization under the meaning of Section 368 of the Code.

         9.9 TAX DISPUTES. In the event that any dispute arises between the Company and the Internal Revenue Service or any state tax authority relating to an issue in which Stockholders have agreed to indemnify Buyer, the Stockholders shall have the right to associate with Buyer in the defense or settlement of any such claims. Moreover, Buyer at all times shall act in good faith in order to minimize the tax liability as to issues in which Stockholders have agreed to indemnify Buyer and shall not settle or compromise any claims without the consent of Stockholders, which consent shall not be unreasonably withheld.


                                   ARTICLE X

                                   RESERVED.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 POWER OF ATTORNEY. Each Stockholder hereby constitutes and appoints the Requisite Stockholder as his true and lawful attorney-in-fact, agent and representative, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement, including without limitation those instruments called for by this Agreement and all waivers, consents, instructions, authorizations and other actions called for, contemplated or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments, granting unto the Requisite Stockholder full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the Requisite Stockholder, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation the power and authority to receive and give receipt for all consideration due him pursuant to this Agreement and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. Should the Requisite Stockholder be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Requisite Stockholder appoint a successor to serve in his stead, such Stockholders shall be deemed to be represented by such Stockholders (other than the Requisite Stockholder) who immediately prior to the Effective Time held a majority in interest in the Company.

         11.2 PRESS RELEASES AND ANNOUNCEMENTS. No party hereto shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Stockholders; provided, however, that any party hereto may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other parties hereto prior to making the disclosure).

         11.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         11.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

         11.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Buyer and the Stockholders; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to a wholly-owned subsidiary of Buyer


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

(in any or all of which cases Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

         11.6 FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement and provide such requesting party with a full set of original signature pages for each of the parties hereto other than the requesting party within two (2) days of the original execution date hereof.

         11.7 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.8 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given on the second business day after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              If to a Stockholder:

                  at the address shown for such Stockholder on
                  Section 3.4 of the Disclosure Schedule.

              with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts  02110
                  Attn:  Gordon H. Hayes, Esq.
                  Telephone:  (617) 248-7000
                  Facsimile:  (617) 248-7100

              If to Buyer:

                  Metamor Worldwide, Inc.
                  4400 Post Oak Parkway, Suite 1130
                  Houston, Texas  77027
                  Attention:  Michael T. Willis
                  Telephone:  (713) 548-4300
                  Facsimile:  (713) 627-1059


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
              with a copy to:

                  Peter T. Dameris, Esq.
                  Margaret G. Reed, Esq.
                  Metamor Worldwide, Inc.
                  4400 Post Oak Parkway, Suite 1130
                  Houston, Texas  77027
                  Telephone:  (713) 548-4300
                  Facsimile:  (713) 627-1059

         Any party hereto may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

         11.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and the Stockholders. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11.12 EXPENSES. Except as otherwise provided in this Agreement, each of Buyer, the Company and the Stockholders will bear their own costs and expenses (including legal and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Stockholders acknowledge and agree that the Company and


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

Buyer shall not be liable for any fees or expenses of the Stockholders (including but not limited to legal, accounting and/or investment banking) associated with the transactions contemplated by this Agreement. However, Buyer shall pay the investment banking, legal and accounting fees and disbursements of the Company in cash by wire transfers at the Closing, and the aggregate amount so paid shall be deducted from, and reduce on a dollar-for-dollar basis the Initial Payment.

         11.13 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Any reference to any statute or law of any Governmental Authority shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) of another representation, warranty or covenant which such party has not breached, such fact shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

         11.14 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.15 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         11.16 SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE STOCKHOLDERS OR BUYER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. ANY LEGAL ACTION OR PROCEEDING AGAINST ANY STOCKHOLDER OR BUYER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE OR IN A FEDERAL OR STATE COURT LOCATED IN THE COMMONWEALTH OF VIRGINIA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE STOCKHOLDERS AND BUYER HEREBY IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE STOCKHOLDERS AND BUYER AGREE THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDINGS SHALL BE CONCLUSIVE AND BINDING UPON THE STOCKHOLDERS AND BUYER, AND MAY


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT. THE STOCKHOLDERS HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT THE CORPORATION TRUST CENTER, 1209 ORANGE STREET, WILMINGTON, DELAWARE, SO LONG AS THIS AGREEMENT IS OUTSTANDING, AS THEIR DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF, AND IN RESPECT OF THEIR PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE FAILURE OF ANY SUCH AGENT TO GIVE ANY ADVICE OF ANY SERVICE OF PROCESS TO THE STOCKHOLDERS SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE STOCKHOLDERS AGREE TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO BUYER. THE STOCKHOLDERS AND BUYER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE STOCKHOLDERS AND BUYER (AS THE CASE MAY BE), AT THEIR ADDRESS SET FORTH IN
SECTION 3.4 OF THE DISCLOSURE SCHEDULE, WITH RESPECT TO THE STOCKHOLDERS AND
SECTION 11.8 HEREIN, WITH RESPECT TO BUYER, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BUYER TO SERVE PROCESS OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE STOCKHOLDERS IN ANY OTHER MANNER PERMITTED BY LAW. THE STOCKHOLDERS AND BUYER HEREBY WAIVE IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN DELAWARE AND/OR VIRGINIA OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION IN DELAWARE AND/OR VIRGINIA TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING OUT OF OR BASED ON THIS AGREEMENT.


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     BUYER:

                                     METAMOR WORLDWIDE, INC.


                                     By: /s/ PETER T. DAMERIS
                                         ----------------------------------
                                         Peter T. Dameris
                                         Senior Vice President and Secretary


                                     MERGER SUB:

                                     CORESTAFF ACQUISITION SUB #13, INC.


                                     By: /s/ PETER T. DAMERIS
                                         ----------------------------------
                                         Peter T. Dameris
                                         Senior Vice President and Secretary


                                     THE COMPANY:

                                     NDC GROUP, INC.


                                     By: /s/ PETER NOCE
                                         ----------------------------------
                                         Peter Noce
                                         President and Secretary


                                     THE PRINCIPAL STOCKHOLDERS:


                                     /s/ PETER NOCE
                                     --------------------------------------
                                     Peter Noce


                                     /s/ LISA SCHUYLER
                                     --------------------------------------
                                     Lisa Schuyler


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER

                                     THE OTHER STOCKHOLDERS:


                                     /s/ MICHAEL MUNTNER
                                     --------------------------------------
                                     Michael Muntner


                                     /s/ KURT SCHLIMME
                                     --------------------------------------
                                     Kurt Schlimme


                                     /s/ VINCE VERNA
                                     --------------------------------------
                                     Vince Verna


                                     /s/ STACY LUTZ
                                     --------------------------------------
                                     Stacy Lutz


                                     /s/ LEAH CLEM NOCE
                                     --------------------------------------
                                     Leah Clem Noce


                                NDC GROUP, INC.
                          AGREEMENT AND PLAN OF MERGER
                                     - 53 -